SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                    |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:
   | | Preliminary Proxy Statement

                                | | Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))

     |X| Definitive Proxy Statement
     | | Definitive Additional Materials
     | | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Conversion Technologies International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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           0-11.

   (1)     Title of each class of securities to which transaction applies:

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previously.  Identify the previous filing by registration  statement  number, or
the     form    or     schedule     and    the     date    of    its     filing.

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

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                              3452 LAKE LYNDA DRIVE
                                    SUITE 280
                             ORLANDO, FLORIDA 32187



                                           March 2, 1998

To Our Stockholders:

         You are most cordially invited to attend the 1998 Annual Meeting of Stockholders of Conversion Technologies International, Inc. at 10:00 a.m. (local time), on Tuesday, March 31, 1998, at the offices of the Company, 3452 Lake Lynda Drive, Suite 280, Orlando, Florida.

         The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

         It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in
                               -------------------
accordance with the instructions you have given in your proxy.

         Thank you for your continued support.

                                           Sincerely,



                                           William L. Amt,
                                           President and Chief Executive Officer

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                              3452 Lake Lynda Drive
                                    Suite 280
                             Orlando, Florida 32817

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Conversion Technologies International, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817 on March 31, 1998, at 10:00 a.m. (local time) for the following purposes:

     1. to elect directors of the Company to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified;

     2. to consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000 shares (see the Company's Proxy Statement for important information concerning (i) agreements by certain shareholders to vote FOR this proposal and (ii) consequences to the Company if this proposal is not adopted);

     3. to consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Plan") to increase the maximum number of shares of Common Stock available for issuance from 100,000 to 250,000 shares;

     4. to ratify the selection of Ernst & Young LLP as auditors for the Company for the fiscal year ending June 30, 1998; and

     5. to transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on February 2, 1998, are entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,
                                          William L. Amt
                                          President and Chief Executive Officer

Orlando, Florida
March 2, 1998

IT IS  IMPORTANT  THAT YOUR  SHARES  BE  REPRESENTED  AND VOTED AT THE  MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                  CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                              3452 Lake Lynda Drive
                                    Suite 280
                             Orlando, Florida 32817

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 31, 1998


     This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Conversion Technologies International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") of the Company, to be held on March 31, 1998 at 10:00 a.m. (local time) at the offices of the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida and at any adjournments thereof.

                             SOLICITATION OF PROXIES

     All shares represented by duly executed proxies in the form enclosed herewith that are received by the Company prior to the Meeting will be voted at the Meeting as instructed in such proxies. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominees, and there are boxes to vote for or against or to abstain on each proposal described in this Proxy Statement. If no instructions are given, the shares represented by the proxies will be voted (i) FOR the eight nominees named herein as directors of the Company, (ii) FOR the proposal to amend the Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000, (iii) FOR the proposal to amend the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Stock Option Plan for Non-Employee Directors") to increase the maximum number of shares of Common Stock available for issuance from 100,000 to 250,000 shares, (iv) FOR the ratification of the appointment of Ernst & Young LLP as auditors for the fiscal year ending June 30, 1998 and (v) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

     A stockholder may revoke a previously executed proxy at any time prior to its exercise by (i) delivering a later-dated proxy, (ii) giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted or (iii) voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person. If a stockholder does not intend to attend the Meeting, any proxy or notice should be returned to the Company for receipt by the Company not later than the close of business on March 26, 1998.

     Enclosed herewith is a copy of the Company's Annual Report on Form 10-KSB containing financial statements for the fiscal year ended June 30, 1997 (sometimes referred to herein as "Fiscal Year 1997"), as amended. This Proxy
Statement and the form of proxy enclosed herewith were first mailed to stockholders on or about March 2, 1998. The mailing address of the Company's principal executive offices is 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817.

     The Board does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. If other matters properly come before the Meeting, however, the persons named in the accompanying proxy (each of whom is an officer of the Company) intend to vote thereon in accordance with their judgment.

                         RECORD DATE, OUTSTANDING VOTING
                          SECURITIES AND VOTES REQUIRED

     The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on February 2, 1998 (the "Record Date"). The Company has two classes of voting securities outstanding: Common Stock, $0.00025 par value (the "Common Stock"), and Series A Convertible Preferred Stock, par value $0.001, stated value $10.00 (sometimes referred to herein as the "Convertible Preferred Stock" or "Preferred Stock"). Each holder of the Common Stock on the Record Date is entitled to cast one vote per share held at the Meeting. The holders of the Convertible Preferred Stock are entitled to vote together with the holders of the Common Stock and are entitled to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the Record Date. At the Record Date, each share of Convertible Preferred Stock was convertible into ten shares of Common Stock. As of the Record Date, 5,539,745 shares of Common Stock were outstanding and 553,000 shares of Convertible Preferred Stock were outstanding. Accordingly, the holders of the shares of Common Stock and Preferred Stock on the Record Date will be entitled to cast a total of 11,069,745 votes. There are no cumulative voting rights.

     Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. The affirmative vote of the holders of a majority of the shares entitled to vote and be present at the Meeting, in person or by proxy, is necessary for the election of directors of the Company and for the approval of each proposal described in this Proxy Statement. Broker non-votes will not be counted as present at the Meeting. Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and will have the effect of a vote against each proposal to be voted upon at the Meeting.

                              ELECTION OF DIRECTORS

     At the Meeting, eight persons will be elected to serve as directors until the Company's next Annual Meeting of Stockholders and until their successors have been duly elected and qualified as provided in the Company's Restated Certificate of Incorporation and By-Laws. The following persons have been nominated and, if elected, have consented to serve as directors of the Company. All nominees are presently members of the Board. Information about each such nominee is set forth below.

     WILLIAM L. AMT, 56, joined the Company in August 1997 as President and Chief Executive Officer and was appointed to the Board in September 1997. Prior to joining the Company, Mr. Amt was the President and Chief Executive Officer of Octagon, Inc. ("Octagon"), a publicly-held company providing radiological control and operations and maintenance services to utilities and governmental agencies. From 1991 until joining Octagon in November 1993, Mr. Amt was both the Vice President International and the Vice President of the Chemicals Business Unit for Ford Bacon & Davis, Incorporated, a multinational engineering and consulting firm serving the chemical and hydrocarbon industry. From 1988 to 1991, Mr. Amt was Director of Marketing and Business Development Manager for Simons Eastern Consultants, Inc., a major international design and engineering firm. Mr. Amt is a registered professional engineer and holds a B.S. Degree from Purdue University.

     ECKARDT C. BECK, 54, has been a director of the Company since February 1995, Chairman of the Board since February 1997, and served as Acting President and Chief Executive Officer from June to August 1997. Mr. Beck served as the Chairman and Chief Executive Officer of Air & Water Technologies Corporation from October 1987 through June 1994 and as a director from June 1990 through November 1994. Mr. Beck has served as Chairman and Chief Executive Officer of other environmental technologies companies prior to 1987. Mr. Beck also served as the Assistant Administrator of the United States Environmental Protection Agency in charge of the national water and waste programs and as the Regional Administrator of EPA Region 2. Except with respect to Mr. Beck's involvement with the Company as set forth above, from December 1994 through the present, Mr. Beck has not had any employment or material consulting relationships with any entity.

     DOUGLAS M. COSTLE, 58, was appointed to the Company's Board of Directors in October 1997. Mr. Costle has been a director of Niagara Mohawk Power Corporation, a publicly held utility company, from January 1991 through present. Mr. Costle is currently a director of several privately held technology companies and is an Independent Trustee of John Hancock Mutual Funds. Retired since 1992, Mr. Costle served as Dean of Vermont Law School from 1987 to 1992 and is a former Administrator of the U.S. Environmental Protection Agency.

     STEPHEN D. FISH, 51, was appointed to the Company's Board of Directors in October 1997. Mr. Fish has been President of Fish Enterprises, a privately held real estate development and management company, from 1970 through present. Mr. Fish also serves on the Advisory Board of Fleet Bank of Connecticut.

     PETER H. GARDNER, 31, has been a director of the Company since October 1995. Since January 1998, Mr. Gardner has been an independent consultant to Media Technology Ventures, a privately held venture capital firm. From July 1994 through December 1997, Mr. Gardner was an Investment Officer at Technology Funding Inc., the Managing General Partner of two investment funds which are stockholders of and consultants to the Company. See "Security Ownership of Certain Beneficial Owners, Directors and Management" and "Certain Relationships and Related Transactions." Mr. Gardner held the position of Project Leader and Project Scientist at Roy F. Weston, Inc., an environmental engineering firm, from June 1990 through August 1993. Mr. Gardner was pursuing a graduate degree in business administration between September 1993 and June 1994.

     ALEXANDER P. HAIG, 45, has been a director of the Company since May 1996. Since February 1996, Mr. Haig has been President and Chief Operating Officer of Sky Station International Inc., a privately-held telecommunications company. Mr. Haig has served since 1988 as a principal and legal counsel to Worldwide Associates, Inc., a privately-held business adviser to both U.S. and foreign countries for marketing and sales activities. Prior to 1988, Mr. Haig was an attorney in private practice.

     IRWIN M. ROSENTHAL, 68, was appointed as a director of the Company in May 1996. Mr. Rosenthal is an attorney and since 1960 has specialized in securities law. He is currently a senior partner at Rubin Baum Levin Constant & Friedman. From January 1990 to November 1991, Mr. Rosenthal was a senior partner at Baer, Marks and Upham and prior thereto he was an attorney at various other law firms. Mr. Rosenthal serves as Secretary and as a director of Magar Inc., a private investment firm, of which he is a principal stockholder. He is also a director of Magna-Lab, Inc., a publicly-traded medical technology company, Symbollon Corporation, a publicly-traded chemical and medical technology company, Life Medical Sciences, Inc., a publicly-traded medical technology company, and Echocath, Inc., a publicly-traded medical technology company, and is a general partner of Alliance which is a partnership which invests in companies and may take on a management role in such companies.

     DAVID R. WALNER, 30, has been an Associate Director of Paramount Capital, Inc. ("Paramount"), a biotechnology and biopharmaceutical investment banking firm, and an Associate Director and Secretary of Paramount Capital Asset Management, Inc. ("PCAM"), a money management firm specializing in the life sciences industry, since May 1996. Mr. Walner currently serves on the Board of Directors of several privately held biotechnology companies and as Secretary of Pacific Pharmaceuticals, Inc. and Genta Incorporated, both of which are publicly traded biotechnology companies. Prior to joining Paramount, Mr. Walner was an attorney at the law firm of Skadden, Arps, Slate, Meagher & Flom from September 1992 to May 1996. Mr. Walner received a J.D. from the University of Michigan Law School and attended the Scholars Program in Medicine at Washington University in St. Louis where he received a B.A. degree.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR BOARD OF DIRECTORS.

MEETINGS OF THE BOARD AND COMMITTEES

     During the Fiscal Year 1997, the Board met nine times and acted by written consent in lieu of a meeting one time. Of the incumbent directors of the Board, Alexander P. Haig and Irwin M. Rosenthal each attended less than 75% of the meetings of the Board held during Fiscal Year 1997. The Board of Directors has established four committees -- the Audit Committee, the

Compensation Committee, the Fairness Committee and the Nominating Committee. The Executive Committee, which ceased to exist by Board action as of September 29, 1997, formerly had all of the powers of the Board, subject to limitations provided by the Delaware General Corporation Law, and was comprised of Harvey Goldman, the Company's former Vice-Chairman, President and Chief Executive
Officer,  Scott A. Katzmann, a former director,  and, after August 1996, Eckardt
C. Beck and Peter H. Gardner. The Audit Committee was comprised of Mr. Gardner and Mr. Katzmann during Fiscal Year 1997. The Audit Committee oversees the activities of the Company's independent auditors and reviews the Company's internal accounting procedures and controls. The Compensation Committee was comprised of Mr. Gardner and Mr. Katzmann during Fiscal Year 1997. The Compensation Committee makes recommendations to the Board with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option and incentive plans. The Nominating Committee makes recommendations to the Board with respect to candidates to fill vacancies on the Board, recommends an appropriate slate of candidates for election each year, and reviews senior officer candidates. Stockholders wishing to nominate director candidates for consideration may do so by writing to the Nominating Committee at the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817. The Fairness Committee makes recommendations to the Board with respect to transactions involving related parties, oversees trading and SEC compliance procedures and addresses corporate governance issues.

     During Fiscal Year 1997, the Compensation Committee did not meet, but acted by written consent four times; the Executive Committee met twice and acted once by written consent; and the Audit Committee met twice. The Fairness Committee and the Nominating Committee were not formed until after Fiscal Year 1997. The current members of these Committees are: Audit Committee - Irwin M. Rosenthal and Douglas M. Costle; Compensation Committee - Peter H. Gardner and Douglas M. Costle; Fairness Committee - Alexander P. Haig and Stephen D. Fish; and Nominating Committee - Peter H. Gardner and Douglas M. Costle.

                               EXECUTIVE OFFICERS

     The following table sets forth the current executive officers of the Company. See "Election of Directors" for a description of the business experience of Mr. Amt.

Name                  Age  Position
----                  ---  --------

William L. Amt        56   President and Chief Executive Officer
William Gary Jellum   48   Vice President - Administration
John G. Murchie       60   Controller and Acting Chief Financial Officer

     WILLIAM GARY JELLUM joined the Company in October 1997 and has been Vice President - Administration since January 1998. From December 1995 to October 1997, Mr. Jellum was Vice President - Human Resources at Octagon. From February 1991 to December 1995, Mr. Jellum was Senior Vice President at Trans Global Associates, a privately-held human resource consulting firm. Mr. Jellum received a B.A. in Economics and Psychology from Brock University in Catharine, Ontario.

     JOHN G. MURCHIE has been the Acting Chief Financial Officer of the Company since January 1998, and Controller since September 1997. From February 1995 to September 1997, Mr. Murchie was the Controller and Chief Administrative Officer of Dunkirk International Glass & Ceramics Corporation ("Dunkirk"), a wholly-owned subsidiary of the Company. From February 1994 to February 1995, Mr. Murchie worked on a full time basis for Dunkirk as a consultant and was not otherwise employed. From November 1985 to February 1994, Mr. Murchie was employed by Rich Products Corporation, a privately-held food products company, in various financial positions. Mr. Murchie received a B.S. in Business Administration from Miami University of Ohio.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock and Series A Convertible Preferred Stock (the "Convertible Preferred Stock") as of February 20, 1998 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock or Convertible Preferred Stock of the Company, (ii) each of the Company's directors and director nominees, (iii) each of the Company's Named Executive Officers (defined herein), and (iv) all directors and executive officers of the Company as a group. Holders of the Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible, and are entitled to vote together with the holders of the Common Stock. Accordingly, the information in the table below reflects ownership by the above individuals of each of the Company's Common Stock (assuming the conversion of all outstanding shares of the Convertible Preferred Stock) and the Convertible Preferred Stock separately. Each share of Convertible Preferred Stock is currently convertible into ten shares of Common Stock.

                                         Number of                    Percentage of
                                          Shares      Percentage of   Convertible
                                        Beneficially      Voting        Preferred
Name of Beneficial Owner (1)              Owned(2)      Power (3)       Stock(4)
----------------------------            ------------  -------------   -------------

Eckardt C. Beck (5)..................      185,171           1.7           1.8
William L. Amt (6)...................       60,000             *           --
Peter H. Gardner (7).................       25,338             *           5.7
Alexander P. Haig (8)................       14,992             *           --
Douglas M. Costle (9)................       10,000             *           --
Stephen D. Fish (10).................      210,000           1.9           3.6
Irwin M. Rosenthal (11)..............       10,121             *           --
David R. Walner .....................           --            --           --
John G. Murchie (12).................        1,730             *           --

                                      -6-

William Gary Jellum (13).............           --            --           --
All officers and directors as a group
  (10 persons) (14)..................      502,014           4.5           5.4
Harvey Goldman (15)..................      185,964           1.7           --
  c/o Vestcom International, Inc.
  1100 Valley Brook Avenue
  Lyndhurst, New Jersey 07071
Perry A. Pappas (16).................       66,923             *           --
  c/o Buchanan Ingersoll
  500 College Road East
  Princeton, New Jersey 08540
Technology Funding Venture Partners V,     832,535           7.4           5.7
  An Aggressive Growth Fund, L.P.(17)
The Aries Fund, a Cayman
  Islands Trust (18).................      835,050           7.4          11.9
  787 7th Avenue, 48th Floor
  New York, New York 10019
Aries Domestic Fund, L.P. (19).......      540,057           4.8           6.1
  787 7th Avenue, 48th Floor
  New York, New York 10019
Porter Partners, L.P. (20)...........      400,000           3.6           7.2
  100 Shoreline, Suite 211B
  Mill Valley, CA 94941
P.A.W. Offshore Fund, Ltd. (21)......      500,000           4.5           9.0
  90 Mees Pierson
  904 East Bay Street
  P.O. Box 55-6233
  Nassau, Bahamas
J.F. Shea Co., Inc. (22).............      300,000           2.7           5.4
  655 Brea Canyon Road
  Walnut, California 91789

-----------

*    Less than one percent.

(1) Unless otherwise indicated and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such stockholder. Unless otherwise indicated, the address of each stockholder is c/o Conversion Technologies International, Inc., 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817.

(2) The number of shares beneficially owned by each person named in the table consists of the number of shares held by each individual of (i) the Company's Common Stock; (ii) the Company's Preferred Stock, as converted into Common Stock; and (iii) Common Stock

                                       -7-

     subject  to  options  or  warrants  that  are  presently   exercisable   or
     exercisable within 60 days of January 28, 1998.

(3) Applicable percentage of voting power is based on the 11,069,745 shares of Common Stock entitled to vote at the Meeting. That number is comprised of 5,539,745 outstanding shares of Common Stock and 5,530,000 shares of Common Stock issuable upon conversion of 553,000 outstanding shares of Convertible Preferred Stock. Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4) Applicable percentage of ownership is based on 5,530,000 shares of Common Stock issuable upon conversion of the 553,000 shares of Convertible Preferred Stock outstanding as of January 28, 1998.

(5) Includes currently exercisable options to purchase 61,338 shares of Common Stock. Also includes options to purchase 10,000 shares of Common Stock which are exercisable within 60 days. Excludes options to purchase 240,000 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is 6345 NW 26th Terrace, Boca Raton, Florida 33496.

(6) Includes currently exercisable options to purchase 60,000 shares of Common Stock. Excludes options to purchase 240,000 shares of Common Stock which are not exercisable within 60 days.

(7) Includes currently exercisable options to purchase 25,338 shares of Common Stock. Excludes options to purchase 31,000 shares of Common Stock which are not exercisable within 60 days. Mr. Gardner was formerly an Investment Officer at Technology Funding, Inc. ("TFI"), the Managing General Partner of Technology Funding Partners III, L.P. ("TFP III") and Technology Funding Partners V, an Aggressive Growth Fund, L.P. ("TFVP V"). Mr. Gardner disclaims beneficial ownership of all securities of the Company owned by TFP III and TFVP V.

(8) Includes currently exercisable options to purchase 10,121 shares of Common Stock. Excludes options to purchase 15,000 shares of Common Stock which are not exercisable within 60 days.

(9) Includes currently exercisable options to purchase 10,000 shares of Common Stock. Excludes options to purchase 15,000 shares of Common Stock which are not exercisable within 60 days.

(10) Includes currently exercisable options to purchase 10,000 shares of Common Stock. Excludes options to purchase 15,000 shares of Common Stock which are not exercisable within 60 days.

                                      -8-

(11) Includes currently exercisable options to purchase 10,121 shares of Common Stock. Excludes options to purchase 15,000 shares of Common Stock which are not exercisable within 60 days.

(12) Includes currently exercisable options to purchase 1,730 shares of Common Stock. Excludes options to purchase 102,000 shares of Common Stock which are not exercisable within 60 days.

(13) Excludes options to purchase 100,000 shares of Common Stock which are not exercisable within 60 days.

(14) Calculation does not include securities held by Mr. Goldman or Mr. Pappas who are no longer directors or officers of the Company.

(15) Includes currently exercisable warrants to purchase 5,239 shares of Common Stock. Mr. Goldman is no longer an officer or director of the Company. See "Certain Relationships and Related Transactions Consulting Agreements".

(16) Includes currently exercisable options to purchase 56,923 shares of Common Stock. Mr. Pappas is no longer an officer of the Company.

(17) Includes (A) securities held by TFVP V consisting of (i) 207,547 shares of Common Stock, (ii) 78,750 shares of Common Stock issuable upon conversion of 7,875 shares of Convertible Preferred Stock and (iii) 90,957 shares of Common Stock issuable upon exercise of warrants which are exercisable within 60 days, and (B) securities held by TFP III consisting of (i) 69,180 shares of Common Stock, (ii) 236,250 shares of Common Stock issuable upon conversion of 23,625 shares of Convertible Preferred Stock and (iii) 134,513 shares of Common Stock issuable upon exercise of warrants which are exercisable within 60 days. Also includes currently exercisable options issued to Peter Gardner, formerly an Investment Officer of TFI, to purchase 15,338 shares of Common Stock. Excludes (i) options issued to Peter Gardner to purchase 16,000 shares of Common Stock which are not exercisable within 60 days and (ii) options issued to Peter Gardner to purchase 25,000 shares of Common Stock which were granted following the termination of his employment with TFI.

(18) PCAM is the Investment Manager to The Aries Fund, a Cayman Island Trust (the "Aries Trust"). Lindsay A. Rosenwald, M.D. is President and sole shareholder of PCAM. PCAM and Dr. Rosenwald may be considered to beneficially own the securities owned by the Aries Trust by virtue of their authority to vote and/or dispose of the securities. PCAM and Dr. Rosenwald disclaim beneficial ownership of all securities of the Company held by the Aries Trust. Securities held by the Aries Trust consist of 46,888 Class A Warrants which entitle the holder to acquire one share of Common Stock and one Class B Warrant to acquire one share of Common Stock; warrants to purchase an additional 81,274 shares of Common Stock; and 66,000 shares of Convertible Preferred Stock convertible into 660,000

                                      -9-

     shares of Common Stock. In addition, Dr. Rosenwald beneficially owns warrants to purchase 44,719 shares of the Company's Common Stock.

(19) PCAM is the General Partner of the Aries Domestic Fund L.P. Dr. Rosenwald is the President and sole shareholder of PCAM. PCAM and Dr. Rosenwald may be considered to beneficially own the securities owned by the Aries Domestic Fund, L.P. by virtue of their authority to vote and/or dispose of the securities. PCAM and Dr. Rosenwald disclaim beneficial ownership of all securities of the Company held by the Aries Domestic Fund, L.P. Securities held by Aries Domestic Fund, L.P. consist of 78,147 Class A Warrants which entitle the holder to acquire one share of Common Stock and one Class B Warrant to acquire one share of Common Stock; warrants to purchase an additional 43,763 shares of Common Stock; and 34,000 shares of Convertible Preferred Stock convertible into 340,000 shares of Common Stock. In addition, Dr. Rosenwald beneficially owns warrants to purchase 44,719 shares of the Company's Common Stock.

(20) Jeffrey H. Porter, the Managing General Partner of Porter Partners, L.P. Mr. Porter may be considered a beneficial owner of the securities owned by Porter Partners, L.P. by virtue of his authority to vote and/or dispose of the securities held by Porter Partners, L.P. Mr. Porter disclaims beneficial ownership of all securities of the Company held by Porter Partners, L.P.

(21) Peter Wright is the Investment Manager for the P.A.W. Offshore Fund, Ltd. Mr. Wright may be considered the beneficial owner of the securities owned by the P.A.W. Offshore Fund, Ltd. by virtue of his authority to vote and/or dispose of the Company's securities held by P.A.W. Offshore Fund, Ltd. Mr. Wright disclaims beneficial ownership of all securities of the Company held by P.A.W. Offshore Fund, Ltd.

(22) Edmund H. Shea, Jr. is Vice President of J.F. Shea Co., Inc. Mr. Shea may be considered the beneficial owner of the securities owned by J.F. Shea Co., Inc. by virtue of his authority to vote and/or dispose of the Company's securities held by J.F. Shea Co., Inc. Mr. Shea disclaims beneficial ownership of all securities of the Company held by J.F. Shea Co., Inc.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with William L. Amt, who became President and Chief Executive Officer in August 1997. See "Employment Contracts and Employment Termination Arrangements" below.

CONSULTING AGREEMENTS

     In March 1995, the Company entered into a Consulting Agreement with Eckardt
C. Beck. The Consulting Agreement was amended in February and August 1997. Pursuant to the

Consulting Agreement, Mr. Beck has agreed to, among other things, assist the Company in strategic planning, business development, investor relations, fund raising and such other activities as shall be reasonably requested by the Board and within Mr. Beck's areas of expertise. Mr. Beck will receive a monthly consulting fee of $8,000 pursuant to the Consulting Agreement until its expiration in August 2000.

     In May 1995, the Company entered into a consulting agreement with TFP III and TFP V (the "TFI Consulting Agreement"). Pursuant to the TFI Consulting Agreement, the consultants agreed to, among other things, introduce the Company to strategic partners and potential customers, provide strategic marketing advice, identify complementary technologies with strategic synergies, and identify and assist in procuring appropriate media channels for the Company's products. As compensation for their services, the consultants received warrants which were amended in May 1996 to become warrants to purchase 69,177 shares of the Company's common stock, at an exercise price of $5.28 per share. Peter H. Gardner, a director of the Company, was formerly an Investment Officer at TFI, the Managing General Partner of TFP III and TFVP V, and serves as TFI's designee on the Board of Directors.

     In July 1995, the Company entered into a Project Development Assistance Agreement with TFI (the "TFI Assistance Agreement"). Pursuant to the TFI Assistance Agreement, certain designated principals of TFI will, among other things, assist the Company in project development efforts both in the United States and abroad by identifying potential strategic partners, assisting in obtaining regulatory approvals and providing regulatory guidance and otherwise facilitating project development activities. The Company will pay to TFI or its designees a success fee of $75,000 for completed projects and a fee of 7% on any funds invested in the Company by a strategic partner introduced by TFI (together with warrants to purchase that number of shares of Common Stock of the Company as is equal to 5% of the amount invested divided by the Common Stock share purchase price, at an exercise price equal to 110% of such purchase price). The term of the TFI Assistance Agreement is one year, subject to renewal, cancelable by either party upon 30 days' prior written notice.

     In June 1997, the Company entered into a Consulting Agreement with Harvey Goldman, former Vice-Chairman, President and Chief Executive Officer of the Company, which terminated his prior employment agreement with the Company and contains mutual releases for claims under such prior agreement. Pursuant to the Consulting Agreement, Mr. Goldman has agreed to, among other things, assist the Company in project development, strategic planning and such other activities as shall be reasonably requested by the Board of Directors and within Mr. Goldman's areas of expertise. Mr. Goldman is entitled to receive a monthly consulting fee of $10,000 per month for nine months terminating with the final payment due in June 1998.

     In January 1998, Jack D. Hays, Jr. and Richard H. Hughes, formerly executive officers of the Company, ceased to be employed with the Company. In connection with the termination of their employment with the Company, each of Mr. Hays and Mr. Hughes entered into a Termination Agreement with the Company. The Termination Agreements (i) terminate the Employment Agreements between the Company and Mr. Hays and Mr. Hughes (except with respect to continued indemnification as former officers of the Company and confidentiality obligations of Mr. Hays and Mr. Hughes), (ii) provide that Mr. Hays and Mr. Hughes forfeit all stock options held by them whether or not vested, (iii) provide that each of them will receive a cash payment of $18,000 in full satisfaction of accrued salary and any other amounts otherwise due under their Employment Agreements, (iv) contain a release by Mr. Hays and Mr. Hughes with respect to any claims against the Company and (v) require Mr. Hays and Mr. Hughes to refrain from soliciting any employees of the Company. The Company has also entered into a marketing and sales representative agreement (the
"Manufacturer's Representative Agreement") with Engineered Product Sales Associates, a company formed and owned by Messrs. Hays and Hughes. The Manufacturer's Representative Agreement provides for commission payments based on sales at various levels. The Company believes that the terms of the Manufacturer's Representative Agreement are no less favorable than those available from unaffiliated third parties.

SERIES A CONVERTIBLE PREFERRED STOCK

     On December 8, 1997, the Company consummated the final closing of a private placement of the Company's Convertible Preferred Stock (the "Convertible Preferred Stock Private Placement"). The Company sold an aggregate of 553,000 shares of Preferred Stock. Each share of Preferred Stock has a stated value of $10.00 and is convertible into 10 shares of Common Stock at a conversion price of $1.00 per share. Paramount (sometimes referred to herein as the "Placement Agent") acted as placement agent for the Convertible Preferred Stock Private Placement and received an aggregate placement fee of $497,700, and an aggregate expense allowance of $232,700. In addition, the Company granted to the Placement Agent, and/or its designees, warrants to purchase 55,300 shares of Convertible Preferred Stock at an exercise price equal to $11.00 per share. The warrants will remain exercisable until June 8, 2008. The warrants contain certain antidilution and registration rights provisions. David R. Walner, a nominee for director, is an Associate Director of Paramount.

     The proceeds of the offering were used to (i) redeem $8 million principal amount IDA Bonds for approximately $1.6 million; (ii) repay the $500,000 principal amount 1997 Bridge Loan, including interest; (iii) pay transaction costs incurred in connection with the offering; and (iv) provide working capital for the Company's operations.

PRIOR PREFERRED STOCK PLACEMENT

     Between August 1994 and May 1995, Paramount acted as placement agent in connection with the private placement (the "Initial Private Placement") of a prior series of Preferred Stock (the "Old Preferred Shares"). Paramount received $632,250 in commissions and a non-accountable expense allowance of $281,000 in consideration of its services as placement agent. In addition, designees of
Paramount received, as additional compensation, warrants to purchase an aggregate of 281,000 Old Preferred Shares, at an exercise price of $2.75 per share, exercisable for a period of 10 years following the closing of the offering. Such warrants were amended and restated in May 1996 to be warrants to purchase 97,185 shares of Common Stock at an exercise price of $4.84 per share. In connection with the Initial Private Placement, Paramount was entitled to receive a fee of 13% on any investments received by the Company from investors or corporate partners (excluding project finance investors) that were introduced to the Company by Paramount until November 1997.

     Lindsay A. Rosenwald, M.D., is the President, Chairman and sole stockholder, and Peter Kash is a Managing Director, of Paramount. In connection with the Initial Private Placement, Dr. Rosenwald and Mr. Kash received warrants to purchase shares of Old Preferred Shares, which currently represent warrants to purchase 34,353 and 4,788 shares of Common Stock, respectively.

BRIDGE LOANS

     In connection with a bridge financing in 1994 (the "1994 Financing"), designees of Paramount received warrants to purchase an aggregate of 7,307 shares of Common Stock with an initial per share exercise price equal to $13.55. Such warrants were amended and restated in May 1996 to become exercisable for 20,750 shares of Common Stock at an exercise price of $4.77 per share. Such warrants include warrants to purchase 10,374 shares of Common Stock issued to Dr. Rosenwald and warrants to purchase 4,671 shares of Common Stock issued to Mr. Kash.

     In September, October and November 1995, the Company borrowed an aggregate of $650,000 from stockholders of the Company or their affiliates for working capital. Of such amount, an aggregate of $250,000 was provided by TFP III and TFVP V, and an aggregate of $200,000 was provided by Aries Domestic Fund, L.P. and the Aries Trust (collectively, the "Aries Funds"), two funds for which PCAM is the general partner and investment manager, respectively. Dr. Rosenwald is the President and sole stockholder of PCAM. The principal amount of such loans was exchanged in December 1995 for $650,000 principal amount of new notes and warrants to purchase 325,000 shares of Common Stock (which warrants were exchanged automatically on the closing of the Company's initial public offering ("IPO") for Redeemable Class A Warrants to purchase 325,000 shares of Common Stock). The notes received by such stockholders were repaid at the closing of the IPO.

     In March 1996, the Company borrowed an aggregate of $200,000 pursuant to promissory notes bearing interest at the rate of 10% per annum. Of such amount, Dr. Rosenwald provided $150,000, Scott A. Katzmann, a former director of the Company, and Peter Kash each provided $18,750 and Harvey Goldman provided $12,500. Such notes were repaid at the closing of the IPO.

     In May 1996, the Company borrowed $200,000 from Dr. Rosenwald pursuant to promissory notes bearing interest at the rate of 10% per annum, which were repaid at the closing of the IPO.

     In July and August 1997, the Company borrowed an aggregate of $500,000 from the Aries Funds pursuant to a line of credit agreement (the "1997 Bridge Loan"). The 1997 Bridge Loan bears interest at the rate of 12% per annum and was repaid in August 1997. In connection with the 1997 Bridge Loan, the Company issued to the Aries Funds warrants to purchase an aggregate of 125,037 shares of Common Stock at a per share exercise price equal to $1.05. Such warrants expire July 21, 2002 and contain certain antidilution and registration rights provisions. In August 1997, the Aries Funds purchased 100,000 shares of Convertible Preferred Stock for $1,000,000 in the Convertible Preferred Stock Private Placement.

ISSUANCES OF SECURITIES TO EXECUTIVE OFFICERS AND DIRECTORS

     From the period from inception to December 1995, the Company granted options to purchase an aggregate of 48,891 shares of Common Stock to executive officers and directors of the Company with exercise prices ranging from $ 13.55 to $20.53 per share. Such options were repriced in May 1996 to $4.40 per share.

     In April 1996, the Company issued non-qualified stock options outside of the Employee Stock Option Plan, all of which are Escrow Options (defined herein), to Mr. Goldman, to purchase 50,000 shares of Common Stock. Such options have an exercise price of $4.40 per share and vest ratably over three years on an annual basis. Mr. Goldman was also granted options to purchase 40,000 shares of Common Stock in October 1996 at an exercise price of $4.40. All of Mr. Goldman's options have terminated.

     On July 1, 1996, each director received an option to purchase 121 shares of Common Stock pursuant to an automatic grant under the Company's Stock Option Plan for Non-Employee Directors. Such options have an exercise price of $5.00 per share and are fully vested.

     On October 11, 1996, Mr. Goldman and Mr. Pappas purchased 80,000 and 10,000 shares, respectively, of Common Stock for a purchase price of $.00025 per share, pursuant to restricted stock grant awards under the 1996 Employee Incentive Plan, which shares are fully vested.

     On October 15, 1996, the Board of Directors granted options to its non-employee directors pursuant to the Stock Option Plan for Non-Employee
Directors to purchase an aggregate of 50,000 shares of Common Stock. Such options have an exercise price of $3.125 per share and are fully vested.

     On July 1, 1997, Messrs. Hays and Hughes, former executive officers of the Company, were granted incentive stock options to purchase 100,000 and 75,000 shares of Common Stock, respectively, at an exercise price of $1.625 per share. Such options were canceled in connection with the termination of their employment with the Company in January 1998.

     On July 22, 1997, Messrs. Beck and Pappas were granted non-qualified stock options to purchase 300,000 and 20,000 shares, respectively, of Common Stock at an exercise price of $1.375. Mr. Beck's options vest twenty percent (20%) at issuance and twenty percent (20%) on the first, second, third and fourth anniversary of the date of issuance. Mr. Pappas' options were vested upon issuance.

     On August 1, 1997, Mr. Amt was granted a non-qualified stock option to purchase 300,000 shares of Common Stock at an exercise price of $1.375. Twenty percent (20%) vest on the first, second, third and fourth anniversary of the date of issuance.

     On August 6, 1997, Messrs. Gardner and Katzmann were each granted stock options to purchase 20,000 shares of Common Stock at an exercise price of $1.875 under the Stock Option Plan for Non-Employee Directors. Twenty percent (20%) of such options vested upon issuance and twenty percent (20%) vest on the first, second, third and fourth anniversary of the date of issuance. Mr. Katzmann ceased to be a director of the Company in December 1997 and all options granted to Mr. Katzmann under the Stock Option Plan for Non-Employee Directors have expired.

     On August 29, 1997, Mr. Fish purchased 20,000 shares of Convertible Preferred Stock for $200,000, and on September 5, 1997, Mr. Beck purchased 10,000 shares of Convertible Preferred Stock for $100,000 in the Convertible Preferred Stock Private Placement.

     On January 27, 1998, Messrs. Costle, Fish and Gardner were each granted stock options to purchase 25,000 shares of Common Stock at an exercise price of $0.78 (the closing price of the Common Stock on the Nasdaq SmallCap Market on such date) under the Stock Option Plan for Non-Employee Directors. Forty percent (40%) of such options vested upon issuance and twenty percent (20%) vest on the first, second and third anniversary of the date of issuance. Also on January 27, 1998, Messrs. Rosenthal and Haig were each granted stock options to purchase 20,000 shares of Common Stock at an exercise price of $0.78 under the Stock Option Plan for Non-Employee Directors. Twenty-five percent (25%) of such options vested upon issuance and twenty-five percent (25%) vest on the first, second and third anniversary of the date of issuance. Each of these grants under the Stock Option Plan for Non-Employee Directors is subject to the stockholders approving the proposal to increase the maximum number of shares of Common Stock available for issuance under the Stock Option Plan for Non-Employee Directors from 100,000 to 250,000 shares. In addition, Scott A. Katzmann, a former director of the Company, was granted an option to purchase 15,000 shares of Common Stock with an exercise price of $0.78 outside of the Company's stock option plans.

     Also on January 27, 1998, Messrs. Murchie and Jellum were each granted stock options to purchase 100,000 shares of Common Stock at an exercise price of $0.78. Thirty-three percent (33%) of such options vest on the first, second and third anniversary of the date of issuance.

     Also on January 27, 1998, the Board repriced options to purchase 300,000 shares of Common Stock held by each of Mr. Beck and Mr. Amt from $1.375 to $0.78 per share (the last reported sale price of the Common Stock as of such date) under its 1996 Long-Term Employee Incentive Plan, and options to purchase an aggregate of 21,580 shares of Common Stock outstanding under the Stock Option Plan for Non-Employee Directors held by Mr. Beck, Mr. Haig and Mr. Rosenthal from exercise prices ranging from $3.125 to $5.00 to an exercise price of $0.78 per share.

BOARD DESIGNEE AND OTHER TFI COVENANTS

     The Company, TFP III and TFVP V entered into a Series A Preferred Stock Purchase Agreement in May 1995 with respect to the Old Preferred Shares. The agreement, as amended in December 1995, provides that the Company will (i) use its best efforts to nominate a designee of TFI to the Board of Directors and
(ii) sell shares of stock and grant options to employees, officers, directors and consultants only pursuant to Board approved plans and agreements containing three-year vesting provisions (except in the case of sales of stock or grants of options to new employees where the Board determines otherwise for valid business reasons). Such covenants terminate upon the earlier of (a) May 1999 and (b) such time as TFP III and TFVP V cease to hold approximately 18,270 shares of Common Stock in the aggregate. At February 20, 1998, TFP III and TFVP V collectively hold 276,727 shares of Common Stock, 31,500 shares of Convertible Preferred Stock and warrants to purchase an additional 225,470 shares of Common Stock.

ESCROW SECURITIES

     In connection with the IPO, 740,559 shares of Common Stock (the "Escrow Shares") and options to purchase an aggregate of 71,923 shares of Common Stock (the "Escrow Options"), of which options to purchase 50,000 shares of Common Stock have been canceled, were deposited into escrow by the holders thereof. The Escrow Shares include shares held by Harvey Goldman (10,725) and Scott A. Katzmann (12,179) shares. The Escrow Securities are not assignable or transferable. The holders thereof have the power to vote the Escrow Shares while such shares are held in escrow. Holders of any options in escrow may exercise their options prior to their release from escrow; however, the shares issuable upon any such exercise will continue to be held in escrow as Escrow Shares. The Escrow Securities will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions is/are met: (a) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings or charges which would result from the release of the Escrow Securities (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $4.7 million for the fiscal year ending June 30, 1998; (b) the Minimum Pretax Income amounts to at least $7.0 million for the fiscal year ending June 30, 1999; (c) the Minimum Pretax Income amounts to at least $9.3 million for the fiscal year ending June 30, 2000; (d) the Closing Price (as defined) of the Company Common Stock averages in excess of $11.25 per share for 60 consecutive business days during the 18-month period commencing on May 16, 1996; (e) the Closing Price of the Company Common Stock averages in excess of $15.00 per share for 60 consecutive business days during the 18-month period commencing 18 months from May 16, 1996; or (f) during the periods specified in (d) or (e) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (d) or (e), respectively, equals or exceeds the applicable levels set forth in (d) or (e), respectively.

     The Minimum Pretax Income amounts set forth above are those originally established at the time of the IPO. Such Minimum Pretax Income amounts have been increased as a result of the issuance of the Preferred Stock.

     The Minimum Pretax Income amounts shall (i) be calculated exclusive of any extraordinary earnings or any charges to income resulting from release of the Escrow Securities and (ii) be increased proportionately, with certain limitations, in the event additional shares of the Common Stock or securities convertible into, exchangeable for or exercisable into the Common

Stock are issued. The Closing Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

     Any money, securities, rights or property distributed in respect of the Escrow Securities, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Securities. If none of the applicable Minimum Pretax Income or Closing Price levels set forth above have been met by October 15, 2000, the Escrow Securities, as well as any dividends or other distributions made with respect thereto, will be canceled and contributed to the capital of the Company. The Company expects that the release of any Escrow Securities to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities.

     The Minimum Pretax Income and Closing Price levels set forth above were determined by negotiation between the Company and D.H. Blair Investment Banking Corp., the underwriter of the IPO, and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

     All future transactions with beneficial owners of the Company's securities and the Company's directors or executive officers will be on terms no less favorable than those available from unaffiliated parties.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation earned by Eckardt C. Beck, the Company's Chairman who served as Acting Chief Executive Officer from June 1997 to August 1997, Harvey Goldman, the Company's former Vice-Chairman, President and Chief Executive Officer, and Perry A. Pappas, the Company's former Vice President and General Counsel (collectively, the "Named
Executive Officers") for services rendered in all capacities to the Company during the Company's fiscal years ended June 30, 1995, 1996 and 1997. No other executive officer of the Company received salary and bonus compensation in excess of $100,000 during Fiscal Year 1997. William L. Amt, the Company's current President and Chief Executive Officer is not included below because his employment began after Fiscal Year 1997.

                           Summary Compensation Table

                                                          Annual
                                                       Compensation        Long-Term Compensation
                                                       ------------        ----------------------

                                                                         Restricted     Securities
                                                                           Stock        Underlying
Name and Principal Position                            Year  Salary($)    Awards($)    Options/SARs(#)
---------------------------                            ----  ---------    ---------    ---------------

Eckardt C. Beck ....................................   1997  $48,000(1)       ---        10,121(2)
Chairman and Acting President and Chief                1996  $12,000          ---         1,217
Executive Officer from June 1997 to August 1997        1995                   ---          ---


Harvey Goldman......................................   1997  $168,750(3)  $260,000(4)    40,000(5)
Former Vice - Chairman, President and Chief            1996  $180,000         ---        50,000(6)
Executive Officer                                      1995  $180,000         ---          ---


Perry A. Pappas.....................................   1997  $119,790     $ 32,500(7)    15,000(8)
Former Vice President, General Counsel and Secretary   1996  $104,167                    21,923
                                                       1995     ---           ---          ---
-----------

*    Less than one percent.

(1) Mr. Beck became Chairman in February 1997 and served as Acting President and Chief Executive Officer from June 1997 to August 1997. Compensation represents consulting fees pursuant to his Consulting Agreement with the Company. See "Certain Relationships and Related Transactions." Mr. Beck currently receives $8,000 per month under the Consulting Agreement.

(2) Granted in July and October 1996 pursuant to the Company's Non-Employee Director Stock Option Plan. All options vest one year from grant date.

(3) Mr. Goldman ceased being an officer of the Company in June 1997. He is currently a Consultant to the Company and receives $10,000 per month under such Consulting Agreement through June 1998. See "Certain Relationships and Related Transactions."

(4) Granted in October 1996 pursuant to the Company's Long-Term Employee Incentive Plan. The shares vest in January 1998 and had a market value of $130,000 on June 30, 1997. The shares are entitled to receive dividends if and when declared by the Company. Mr. Goldman does not hold any other restricted stock in the Company.

(5) Incentive Stock Options granted in October 1996 pursuant to the Company's Employee Stock Option Plan. The options have terminated.

(6) Non-qualified stock options granted in April 1996. The options have terminated.

(7) Granted in October 1996 pursuant to the Company's Long-Term Employee Incentive Plan. The shares vest in January 1998 and had a market value of $16,250 on June 30, 1997. The shares are entitled to receive dividends if and when declared by the Company. Mr. Pappas does not hold any other restricted stock in the Company.

(8) Incentive Stock Options granted in October 1996 pursuant to the Company's Employee Stock Option Plan. The options have an exercise price of $4.40 per share and are fully vested.

OPTION GRANTS IN FISCAL YEAR 1997

     The following table sets forth the number of individual stock option grants made to each Named Executive Officer during Fiscal Year 1997.

                           Number of   Percent of Total
                          Securities     Options/SARs
                          Underlying      Granted to     Exercise or
                         Options/SARs    Employees in    Base Price
          Name            Granted (#)   Fiscal Year(1)     ($/sh)      Expiration Date
          ----            -----------   --------------     ------      ---------------

Eckardt C. Beck.......       121(2)            *           $4.40           7/1/06
                          10,000(3)          5.1%          $5.00         10/15/06

Harvey Goldman........    40,000 (4)        20.5%          $4.40

Perry A. Pappas.......    15,000 (5)         7.7%          $4.40          7/23/03

-----------

*    Less than one percent.

(1) The Company granted options to purchase an aggregate of 155,347 shares of Common Stock during Fiscal Year 1997.

(2) Granted on July 1, 1996 pursuant to the Company's Stock Option Plan for Non-Employee Directors. These options vested on July 1, 1997.

(3) Granted on October 15, 1996 pursuant to the Company's Stock Option Plan for Non-Employee Directors. These options vested on October 15, 1997.

(4) Non-qualified Options granted outside of the Company's Employee Stock Option Plan. Mr. Goldman's options have terminated.

(5) Incentive Stock Options granted pursuant to the Company's Employee Stock Option Plan. All options were vested in July 1997.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table sets forth the aggregate value of unexercised options to acquire shares of the Company's Common Stock by the Named Executive Officers exercised during Fiscal Year 1997. None of the Named Executive Officers exercised options during Fiscal year 1997.

                                                Number of
                                               Unexercised        Value of Unexercised In-the-
                                             Options at FY-          Money Options at FY-
                                                 End (#)                 End($)(1)
                                           --------------------  ------------------------

                                              Exercisable/            Exercisable/
                  Name                        Unexercisable           Unexercisable
-----------------------------------------  --------------------  ------------------------

Eckardt C. Beck .........................     1,338/10,000               $0/$0

Harvey Goldman ..........................         0/0                    $0/$0

Perry A. Pappas .........................     7,308/29,615               $0/$0

(1) Calculated based on the difference between the exercise price and the price of a share of the Company's Common Stock on June 30, 1997. As of June 30, 1997, the exercise prices of each of the options held by the Named Executive Officers exceeded the price of a share of the Company's Common Stock.

COMPENSATION OF DIRECTORS

     In Fiscal Year 1997, Directors who were full-time employees of the Company received no cash compensation for services rendered as members of the Board or committees thereof. Directors who were not full-time employees of the Company received reimbursement of out-of-pocket expenses for attendance at Board meetings. The Company maintains a Stock Option Plan for Non-Employee Directors, pursuant to which options to purchase an aggregate of 50,847 shares of Common Stock were issued during Fiscal Year 1997. Such options vest one year from the date of grant and contain exercise prices of between $3.125 and $5.00 per share, certain of which were repriced effective as of January 27, 1998 to $0.78 per share. See "Certain Relationships and Related Transactions -- Issuances of Securities to Executive Officers and Directors." Non-Employee directors received no other compensation for their services as directors. Commencing in September 1997, non-employee directors, other than Mr. Beck, will also receive $1,000 for each Board meeting attended in person and $500 for each committee meeting attended.

     The Company entered into a Consulting Agreement with Eckardt C. Beck in March 1995, which was amended in February 1997 and August 1997. Pursuant to the Consulting Agreement,

Mr. Beck has agreed to, among other things, assist the Company in strategic planning, business development, investor relations, fund raising and such other activities as shall be reasonably requested by the Board and within Mr. Beck's areas of expertise. Mr. Beck will receive a monthly salary of $8,000 pursuant to the Consulting Agreement until its expiration in August 2000.

EMPLOYMENT CONTRACTS AND EMPLOYMENT TERMINATION ARRANGEMENTS

     William L. Amt is employed with the Company under a one-year employment agreement, which provides for automatic one-year renewal options unless contrary written notice is given by either party. Under the terms of the employment agreement, which includes confidentiality and non-competition provisions, Mr. Amt receives an annual salary of $160,000, subject to increase at the discretion of the Board of Directors. Mr. Amt will not receive an annual bonus or an incentive bonus, except as may be provided by the Board of Directors. Both the Company and Mr. Amt may terminate the employment agreement at any time by providing written notice to the other party. If the termination is initiated by the Company without cause, Mr. Amt is entitled to receive severance in the amount of one years' salary. Mr. Amt has also been granted non-qualified stock options to purchase 300,000 shares of Common Stock, the exercise price of which was repriced from $1.375 to $0.78 per share in January 1998. See "--Issuances of Securities to Executive Officers and Directors." Twenty percent (20%) of such options were vested immediately and twenty percent (20%) of such options will vest on the first, second, third and fourth anniversary of the date of issuance.

     In June 1997, the Company entered into a Consulting Agreement with Harvey Goldman, former Vice-Chairman, President and Chief Executive Officer of the Company, which terminates his prior employment agreement with the Company and contains mutual releases for any claims under such prior agreement. Mr. Goldman is entitled to receive a monthly consulting fee of $10,000 pursuant to the Consulting Agreement through June 1998. In the event that the Company fails to pay the consideration due under the Consulting Agreement, Mr. Goldman retains all rights that he had under his prior agreement with respect to termination.

     In January 1998, Jack D. Hays, Jr. and Richard H. Hughes ceased to be executive officers of the Company. In connection with the termination of their employment with the Company, each of Mr. Hays and Mr. Hughes entered into a Termination Agreement with the Company. The Termination Agreements (i) terminate the Employment Agreements between the Company and Mr. Hays and Mr. Hughes (except with respect to continued indemnification as former officers of the Company and confidentiality obligations of Mr. Hays and Mr. Hughes), (ii) provide that Mr. Hays and Mr. Hughes forfeit all stock options held by them whether or not vested, (iii) provide that each of them will receive a cash payment of $18,000 in full satisfaction of accrued salary and any other amounts otherwise due under their Employment Agreements, (iv) contain a release by Mr. Hays and Mr. Hughes with respect to any claims against the Company and (v) require Mr. Hays and Mr. Hughes to refrain from soliciting any employees of the Company. The Company has also entered into a Manufacturer's Representative Agreement with an entity formed and owned by such former officers pursuant to which they will continue to perform marketing services for the Company. Pursuant to such Manufacturer's Representative

Agreement, such entity will receive compensation on a commission basis with respect to its sales of the Company's products. See "Certain Relationships and Related Transactions -- Consulting Agreements."

                         PROPOSAL TO AMEND THE RESTATED
                          CERTIFICATE OF INCORPORATION

     Stockholders are being asked to consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000.

     The Company currently has insufficient shares of authorized Common Stock to satisfy its obligations with respect to all outstanding and reserved securities which are convertible into or exercisable for Common Stock. The Company currently has (A) 5,539,745 shares of Common Stock outstanding and (B) outstanding or reserved securities convertible into or exercisable for an additional 25,351,544 shares of Common Stock, consisting of (i) 440,000 shares of Common Stock reserved for issuance under the 1994 Employee Stock Option Plan,
(ii) 800,000 shares of Common Stock reserved for issuance under the Company's 1996 Long-Term Employee Incentive Plan, (iii) 100,000 shares of Common Stock reserved under the Stock Option Plan for Non-Employee Directors, (iv) 319,204 shares of Common Stock reserved for issuance upon the exercise of certain outstanding warrants to purchase Common Stock issued prior to the Company's initial public offering, (v) 306,700 shares of Common Stock subject to purchase by the underwriter of the Company's initial public offering, (vi) an aggregate of 6,184,540 shares reserved for issuance upon exercise of outstanding Class A Redeemable Warrants to purchase Common Stock, (vii) an aggregate of 10,978,063 shares reserved for issuance upon exercise of outstanding Class B Redeemable Warrants to purchase Common Stock, (viii) 125,037 shares reserved for issuance upon exercise of an outstanding warrant to purchase Common Stock issued in connection with a bridge loan obtained by the Company in August 1997, (ix) 15,000 shares reserved for issuance upon the exercise of non-qualified options granted to a former director of the Company and (x) an aggregate of 6,083,000 shares issuable upon conversion of Preferred Stock issued pursuant to the Convertible Preferred Stock Private Placement (assuming conversion of shares of Preferred Stock underlying the warrants issued to the Placement Agent).

     Pursuant to the terms of the Convertible Preferred Stock Private Placement, the Company is required to use its best efforts to increase its authorized shares of Common Stock to up to 60,000,000 shares (but in any case to at least 40,000,000 shares) within 90 days following the final closing of the offering, which occurred on December 8, 1997. In addition, the Company has agreed that for each day after 180 days following such final closing that such additional shares have not been authorized, the Company will issue to each holder of Preferred Stock an additional number of shares of Preferred Stock equal to 0.25% of the number of shares of Preferred Stock then held by such holder. ACCORDINGLY, THE FAILURE OF THE COMPANY'S COMMON STOCKHOLDERS TO APPROVE THE PROPOSED INCREASE IN SHARES OF THE AUTHORIZED COMMON STOCK OF THE COMPANY WILL RESULT IN SUBSTANTIAL DILUTION TO SUCH HOLDERS WHICH WILL CONTINUE TO INCREASE UNTIL SUCH TIME AS SUCH

ADDITIONAL AUTHORIZED SHARES ARE APPROVED OR THE VALUE OF THE SHARES OF COMMON STOCK HELD BY SUCH HOLDERS IS COMPLETELY LOST.

     As indicated above, the authorized but unissued shares of the Company's Common Stock will be subject to issuance upon the exercise and conversion of the Preferred Stock and various outstanding options and warrants. In the case of options and warrants, such securities have various exercise prices. The Company intends to use the proceeds of any such exercised securities for general working capital purposes.

     Stockholders are being asked to consider and vote upon this proposal to increase the number of authorized shares of Common Stock to (i) provide additional shares of Common Stock for issuance upon conversion or exercise of the outstanding or reserved securities described above, (ii) increase the number of shares reserved for issuance under the Stock Option Plan for Non-Employee Directors from 100,000 to 250,000, (iii) provide additional flexibility with respect to future increases to the Company's stock option and incentive compensation plans and (iv) provide the Company flexibility to undertake future financings or negotiate potential acquisition or partnering transactions, although the Company has no current plans, commitments or understandings with regard to any such transactions. The Company has not determined how many newly authorized shares it intends to issue for any of these purposes, if any, or when, if ever, it intends to issue such shares. The Board of Directors does not intend to solicit shareholder authorization for the issuance of such additional shares of Common Stock, unless required by applicable law or the requirements of Nasdaq.

     An affirmative vote of the majority of Stockholders constituting a quorum is required to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. The holders of the Convertible Preferred Stock, who collectively have the power to vote 5,530,000 shares of Common Stock, or approximately 50% of the voting stock, have agreed to vote FOR this proposal to increase the number of authorized shares of Common Stock.

     The rights of the Company's Stockholders will be affected by the increase in the number of shares of authorized Common Stock to the extent of the potential ownership dilution of the Company. Holders of Common Stock are not entitled to appraisal rights under the Delaware General Corporation Law for this proposal.

     THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

                         PROPOSAL TO AMEND THE COMPANY'S
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

     In June 1994, the Board of Directors adopted, and in April 1995 the stockholders of the Company approved, the Company's Stock Option Plan for Non-Employee Directors. The purpose of the Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of Common Stock. The total number of shares which may be issued upon exercise of options granted pursuant to the Stock Option Plan for Non-Employee Directors is 100,000 shares.

     The Stock Option Plan for Non-Employee Directors is administered by the Board. Subject to the terms of the Stock Option Plan for Non-Employee Directors, the Board has the sole authority to determine questions arising under, and to adopt rules for the administration of, the Stock Option Plan for Non-Employee Directors.

     Directors of the Company who are not, and who have not been during the immediately preceding 12-month period, employees of the Company or any subsidiary of the Company (a "Non-Employee Director") are automatically participants in the Stock Option Plan for Non-Employee Directors.

     On October 15, 1996, the Board amended the Stock Option Plan for Non-Employee Directors to provide that grants of options to eligible directors shall be on a discretionary, rather than automatic basis. The price of shares that may be purchased upon exercise of an option is the fair market value of the Common Stock on the date of grant, as evidenced by the average of the high and low sales paces of Common Stock on such date as reported on the Nasdaq SmallCap Market or the closing price, if applicable, or the average of the last bid and asked prices on the date of the grant as reported on the Nasdaq SmallCap Market. If there is no public trading market for such shares, the fair value of such shares shall be determined in good faith by the Board. Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution. The Stock Option Plan for Non-Employee Directors may be terminated at any time by the Board, but such action will not affect options previously granted pursuant thereto. Options granted under the Stock Option Plan expire ten years after grant date.

     In the event of a Change in Control of the Company (as defined below), an option granted to a Non-Employee Director will become fully exercisable if, within one year of such Change in Control, such Non-Employee Director ceases for any reason to be a member of the Board. A Change in Control will be deemed to have occurred if (a) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or any sale of all, or substantially all, of the assets of the Company; (b) the stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (c) any person or entity becomes the beneficial owner of 50% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the relevant Non-Employee Director's termination as a director of the Company.

PREVIOUSLY GRANTED OPTIONS UNDER THE STOCK
OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     As of January 1, 1998, the Company had outstanding options to purchase an aggregate of 52,918 shares of Common Stock under the Stock Option Plan for Non-Employee Directors. The following table sets forth the options granted under such plan to all current directors, each of whom has been nominated for re-election, and all such directors as a group. All other options granted under the Stock Option Plan for Non-Employee Directors were to former directors, none of whom has been nominated for re-election, all of which options have expired.

                                                             Weighted Average
Name                                    Options Granted        Exercise Price
----                                    ---------------      ----------------

Eckardt C. Beck..................           11,338                   $3.28

Peter H. Gardner.................           31,338                   $2.38

Alexander P. Haig................            5,121                   $3.17

Irwin M. Rosenthal...............            5,121                   $3.17

All current directors............           52,918                   $2.73

     In addition, effective as of January 27, 1998, the Company granted additional options under the Stock Option Plan for Non-Employee Directors subject to the stockholders of the Company approving this proposal to amend the Stock Option Plan for Non-Employee Directors to increase the number of shares available for issuance. Such additional grants are as follows: options to purchase 25,000 shares of Common Stock to each of Douglas M. Costle, Stephen D. Fish and Peter H. Gardner, with respect to which 40% vest on grant and 20% vest on each of the first, second and third anniversary of the date of grant, and options to purchase 20,000 shares of Common Stock to each of Alexander P. Haig and Irwin M. Rosenthal, with respect to which 25% vest on grant and 25% vest on each of the first, second and third anniversary of the date of grant. These options have an exercise price of $0.78 per share, the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on January 27, 1998.

     At February 20, 1998, the last reported sale price of the Company's Common Stock was $1.03.

TAX CONSEQUENCES

     The options to be issued under the Stock Option Plan for Non-Employee Directors will receive no special tax treatment, but are instead taxed pursuant to Section 83 of the Code. Under the provisions of that Section and the related regulations, if an option is granted to an employee or director in connection with the performance of services and the option itself has a "readily ascertainable fair market value" at the time of the grant, the employee or director will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, an option generally has "readily ascertainable fair market value" only when the option is actively traded on an established market and/or when certain requirements are met.

     If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the option is exercised, and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the option.

     If an option is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the option. In the compensatory option context, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised, and long-term if the shares are disposed of more than one year after the option is exercised. If the shares are disposed of more than 18 months after the option is exercised, the optionee should qualify for a further reduction in the applicable tax rate for long-term capital gains.

     If an option is taxed at the time of grant and expires or lapses without being exercised, it is treated in the same manner as the lapse of an investment option. The lapse is deemed to be a sale or exchange of the option on the day the option expires and the amount of income realized is zero. The optionee recognizes a capital loss in the amount of the optionee's basis (compensation income realized at the time of the grant plus the amount, if any, paid by the optionee for the option) in the option at the time of the lapse. The loss is short-term or long-term, depending on the optionee's holding period in the option.

     If an option is not taxed at the time of grant and expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the option.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Stock Option Plan for Non-Employee Directors and the sale or other disposition of shares acquired upon exercise of the options. Each optionee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Stock Option Plan for Non-Employee Directors.

PROPOSED AMENDMENT

     The Company currently has an aggregate of 52,918 shares of Common Stock outstanding under the Stock Option Plan for Non-Employee Directors and has granted options to purchase an additional 115,000 shares of Common Stock subject to stockholder approval of this proposal. By this proposal, the Company seeks to increase the number of shares available for issuance under the Stock Option Plan for Non-Employee Directors from 100,000 to 250,000 shares.

     The Board believes that this amendment provides an important inducement to recruit and retain experienced and knowledgeable independent directors for the benefit of the Company and its stockholders. If this proposal is not adopted by the stockholders, the Company will not amend the Stock Option Plan for Non-Employee Directors and would be forced to seek other alternatives, which may or may not be available, to effectively recruit and retain qualified directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

                  PROPOSAL TO RATIFY THE SELECTION OF AUDITORS

     The Board has selected the firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending June 30, 1998. Ernst & Young LLP has served as the Company's auditors since 1994. Although it is not expected that a representative of Ernst & Young LLP will be present at the Meeting, an Ernst & Young LLP representative will be available by telephone to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board may consider selection of other independent auditors, but no assurances can be made that the Board will do so or that any other independent auditors would be willing to serve. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required to ratify the selection of auditors.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who are beneficial owners of ten percent or more of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Such officers, directors and beneficial owners are required by applicable regulations to provide to the Company copies of all forms they file under Section 16(a).

     Based solely upon a review of the copies of forms furnished to the Company, and written representations from certain reporting persons, the Company believes that during the fiscal year ended June 30, 1997, all filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with except that Donald R. Kendall, Jr., a former director of the Company, filed a Form 5 on August 25, 1997 which was required to be filed on August 14, 1997.

                              STOCKHOLDER PROPOSALS

     It is presently contemplated that the 1998 Annual Meeting of Stockholders will be held on or about November 1, 1998. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than June 30, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. Any such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                            EXPENSES AND SOLICITATION

     The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of Common Stock, and the Company will reimburse them for their expenses.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which previously have been filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in and made a part of this Proxy Statement by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, as amended by Form 10-KSB/A, Form 10-KSB/A2 and Form 10-KSB/A3 filed by the Company with the Securities and Exchange Commission on October 28, 1997, December 29, 1997 and February 12, 1998, respectively;

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, as amended by Form 10-QSB/A1 filed by the Company with the Securities and Exchange Commission on December 19, 1997.

     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997;

     4.   The Company's Current Report on Form 8-K dated September 8, 1997; and

     5. The description of the Company's Common Stock, $.00025 par value, which is contained in the Company's Registration Statement on Form SB-2 pursuant to Section 12 of the Exchange Act which was declared effective by the Commission on May 6, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY HEREBY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION INCORPORATED HEREIN BY REFERENCE. EXHIBITS TO ANY OF SUCH DOCUMENTS, HOWEVER, WILL NOT BE PROVIDED UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. ANY REQUEST SHOULD BE ADDRESSED TO THE COMPANY'S PRINCIPAL EXECUTIVE
OFFICES: PRESIDENT, CONVERSION TECHNOLOGIES INTERNATIONAL, INC., 3452 LAKE LYNDA DRIVE, ORLANDO, FLORIDA 32817, TELEPHONE NUMBER (407) 207-5900.


                                          By Order of the Board of Directors
                                          William L. Amt
                                          President and Chief Executive Officer
Orlando, Florida
March 2, 1998

                                      -29

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints William Gary Jellum and John G. Murchie, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Conversion Technologies International, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on March 26, 1998 at the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

1.    ELECTION OF DIRECTORS.
      Nominees:   William L. Amt, Eckardt C. Beck, Douglas M. Costle, Peter H.
                  Gardner, Alexander P. Haig, Stephen D. Fish, Irwin M.
                  Rosenthal and David R. Walner.

(Mark one only)

VOTE FOR all the nominees listed above; except vote withheld from the following nominees (if any).
                                         ---------


--------------------------------------------------------------------------------
VOTE WITHHELD from all nominees.

                                         ---------

2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FROM 25,000,000 TO 50,000,000 SHARES.

FOR                           AGAINST                       ABSTAIN
    ------                            ------                        ------


3. APPROVAL FOR PROPOSAL TO AMEND THE COMPANY'S 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (THE "PLAN") TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 100,000 TO 250,000 SHARES.

FOR                           AGAINST                       ABSTAIN
    ------                            ------                        ------


                  (continued and to be signed on reverse side)

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING JUNE 30, 1998.

FOR                           AGAINST                       ABSTAIN
    ------                            ------                        ------


5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:                                    THIS PROXY MUST BE SIGNED
      ------------------------            EXACTLY AS THE NAME APPEARS
                                          HEREON.  WHEN SHARES ARE HELD
                                          BY JOINT TENANTS, BOTH SHOULD
------------------------------            SIGN.  IF THE SIGNER IS A
Signature of Stockholder                  CORPORATION, PLEASE SIGN FULL
                                          CORPORATE NAME BY DULY
                                          AUTHORIZED OFFICER, GIVING FULL
------------------------------            TITLE AS SUCH.  IF A
Signature of Stockholder if held Jointly  PARTNERSHIP, PLEASE SIGN IN
                                          PARTNERSHIP NAME BY AUTHORIZED
                                          PERSON.


I WILL            WILL NOT          attend the
       ----                ----     Meeting.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.